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                                                                    EXHIBIT 99.1

[LOGO] ma(c)rovision                                     Macrovision Corporation
                                                           2830 De La Cruz Blvd.
                                                           Santa Clara, CA 95050

                                                            (408) 562-8400  Main
                                                             (408) 567-1800  Fax

                                                             www.macrovision.com


FOR IMMEDIATE RELEASE

      MACROVISION CORPORATION APPOINTS JAMES BUDGE CHIEF FINANCIAL OFFICER

SANTA CLARA, CALIF.--SEPT 6, 2005--Macrovision Corporation (Nasdaq: MVSN) announced today that James Budge joined the Company as Executive Vice President and Chief Financial Officer, effective immediately. Budge will oversee all aspects of financial management, control, reporting, planning, tax and investor relations for Macrovision. Budge will also have responsibility for IT and Facilities operations across the Company.

"James brings exceptional financial experience, both in public accounting and leading corporate finance organizations, to Macrovision. With my past experience working with James, I look forward to his efforts in helping us become a stronger business with world class financial infrastructure. I am very pleased to welcome to Macrovision a top quality financial executive who will be instrumental in driving the business forward," said Fred Amoroso, Macrovision Chief Executive Officer.

Budge said, "I am thrilled to be joining Macrovision. The Company has built a terrific franchise and I am excited to help lead the Company during this next round of growth."

Budge has served as Chief Financial Officer for the past six years, most recently at Trados, Incorporated; and prior to Trados, at Sendmail, Inc. and Crossworlds Software Inc. At Crossworlds, he was part of a team that led the company through its initial public offering and ultimately sold the company to IBM Corporation. Before joining Crossworlds, Budge served as Director of Finance for Hyperion Solutions. Budge started his career with Price Waterhouse LLP where he worked for seven years.

Budge is a Certified Public Accountant and has a Bachelor of Science in Accounting from Brigham Young University.

ABOUT MACROVISION
Macrovision develops and markets content and software value management solutions for the video, music, games and software industries. Macrovision's technologies are embedded in over 9 billion DVD, VHS and CD units representing over $130 billion of protected entertainment content. In the software market, Macrovision licenses software developers the FLEXnet(TM) universal licensing platform anD the InstallShield(R) suite of software installation, repackaging and update solutions, which are deployed on more than 500 million desktops worldwide. Over 50,000 software publishers and virtually all of the Fortune 1000 companies use Macrovision's technologies to

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maximize the value of their software. Macrovision is headquartered in Santa
Clara, California and has offices worldwide. More information about Macrovision can be found at WWW.MACROVISION.COM.

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(C) Macrovision 2005. Macrovision, FLEXnet and InstallShield are registered trademarks or trademarks of Macrovision Corporation. All other brands and product names and trademarks are the registered property of their respective companies.

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This press release may contain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All statements contained herein, including the quotations attributed to Mr. Amoroso and Mr. Budge that are not statements of historical fact, including statements that use the words "will" or "believes" or similar words that describe the Company's or its management's future plans, objectives, or goals, are "forward-looking statements." A number of factors could cause Macrovision's actual results to differ from anticipated results expressed in such forward-looking statements. Such factors are addressed in Macrovision's Annual Report on Form 10-K for the year ended December 31, 2004 and its latest Quarterly Report on Form 10-Q for the period ended June 30, 2005, which are on file with the Securities and Exchange Commission (available at WWW.SEC.GOV). Macrovision assumes no obligation to update any forward-looking statements.

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        INVESTOR CONTACT:                        MEDIA CONTACTS:
        Julie Davey                              Miao Chuang
        Macrovision Corporation                  Macrovision Corporation
        Tel +1 (408) 562 8464                    Tel +1 (408) 562 8451
        ir-info@macrovision.com                  pr-info@macrovision.com
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